UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Paychex, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 31, 2006
Dear Paychex Stockholder:
     The Board of Directors cordially invites you to attend our Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, October 5, 2006 at 10:00 a.m. at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York.
     This booklet includes the formal Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement tells you about the agenda items and the procedures for the Annual Meeting. It also provides certain information about Paychex, Inc., its Board of Directors, and its executive officers.
     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote. You may vote by Internet, telephone, written proxy, or written ballot at the Annual Meeting. If you elected to electronically access the Proxy Statement and Annual Report, you will not be receiving a proxy card and must vote via the Internet. We encourage you to use the Internet as it is the most cost-effective way to vote.
     We hope you will be able to attend the Annual Meeting and would like to take this opportunity to remind you that your vote is important. If you need special assistance at the Annual Meeting, please contact the Secretary of the Company at (800) 828-4411, or write to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Corporate Secretary.

Sincerely,

Jonathan J. Judge
President and Chief Executive Officer

The Rochester Riverside Convention Center is located at the corner of East Main Street and South Avenue in downtown Rochester, New York. The closest available parking at the South Avenue Garage is unavailable at the time of mailing of this Proxy Statement. We will provide an update on parking the week before the Annual Meeting at the Investor Relations section of our website, www.paychex.com. Alternative parking is currently also available at other public garages in the area.

PAYCHEX, INC.
911 Panorama Trail South • Rochester, New York 14625-2396

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time:	10:00 a.m. on Thursday, October 5, 2006. Continental breakfast will be available from 9:00 a.m. to 10:00 a.m.

Location:	Rochester Riverside Convention Center 123 East Main Street Rochester, New York 14604

Items of Business:	(1) To elect seven members to the Board of Directors for one-year terms.

(2) To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

Record Date:	Stockholders of record as of the close of business on August 7, 2006, are entitled to notice of, and to vote at, the Annual Meeting.

Proxy Voting:	Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these ways:

(1) Visit the website noted on your proxy card to vote via the Internet;

(2) Call the toll-free telephone number shown on the proxy card; or

(3) Mark, sign, date, and promptly return the enclosed proxy card in the postage-paid envelope. If you elected to electronically access the Proxy Statement and Annual Report, you will not be receiving a proxy card and must vote via the Internet.

Signing and returning your proxy card or submitting your proxy via the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting and your shares are registered in your name. Any proxy can be revoked at any time prior to its exercise at the Annual Meeting.

Annual Meeting Webcast:	The Annual Meeting will be simultaneously broadcast over the Internet at 10:00 a.m. on October 5, 2006. It will then be archived and available for replay for approximately one month. You can listen to the live Webcast or the archived replay by visiting the Investor Relations page on the Paychex, Inc. website at www.paychex.com. You are encouraged to visit the website in advance of the broadcast to ensure that your computer is properly configured.

August 31, 2006
By Order of the Board of Directors
John M. Morphy
Secretary

i

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS OF PAYCHEX, INC.
TO BE HELD ON OCTOBER 5, 2006
     This Proxy Statement is being mailed to stockholders of Paychex, Inc. (“Paychex” or the “Company”), a Delaware corporation, on or about August 31, 2006, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, October 5, 2006 at 10:00 a.m. at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York.
Stockholders Entitled to Vote; Outstanding Shares; Quorum
     Paychex has one class of shares outstanding, designated common stock, $0.01 par value per share. The Board has fixed the close of business on August 7, 2006 as the record date for determining the holders of common stock entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 380,486,995 shares of common stock were issued and outstanding. A majority of the outstanding shares (190,243,499 shares) present at the Annual Meeting in person or by proxy will constitute a quorum. Stockholders will be entitled to one vote for each share of common stock held as of the record date.
How to Vote
     Your vote is very important and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card, voting instruction form (from your bank or broker), or the instructions that you received through electronic mail. There are three convenient ways of submitting your vote:
•	Voting by Internet – You can vote via the Internet by visiting the website noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.

•	Voting by telephone – You can also vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.

•	Voting by mail – If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the enclosed postage-paid envelope. If you elected to electronically access the 2006 Proxy Statement and Annual Report, you will not be receiving a proxy card and must vote via the Internet.
     The deadline for Internet or telephone voting is 11:59 p.m. Eastern Time on Wednesday, October 4, 2006. If you vote by telephone or the Internet, you do not need to return your proxy card. Signing and returning your proxy card or submitting your proxy via the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting and your shares are registered in your name. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.
Revoking Your Proxy
     You can revoke your proxy at any time prior to it being voted at the Annual Meeting by:
•	Providing written notice of revocation to the Secretary of the Company;

•	Submitting a later-dated proxy via the Internet, telephone, or mail; or

•	Voting in person at the Annual Meeting.

General Information on Voting
     All votes properly cast and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s directions. Shares voted by proxy card received without choices specified will be voted FOR the seven nominees for election to the Board of the Company.
     Abstentions are counted for the purpose of establishing a quorum and will have the same effect as a vote against a proposal (other than the election of directors). Broker non-votes (i.e., shares held by a broker or nominee who does not have the authority, either express or discretionary, to vote on the matter) will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal and thus will not affect the outcome of the vote. With respect to the election of directors (Proposal 1 in this Proxy Statement), neither abstentions nor broker non-votes will affect the outcome of the vote.
Vote Required
     The Company’s By-laws provide that each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A majority of the votes cast means that the number of shares voted “for” the election of a director nominee must exceed the number of votes cast “against” the nominee. If a nominee that is an incumbent director does not receive a required majority of the votes cast, the director shall offer to tender his or her resignation to the Board. The Governance and Compensation Committee of the Board shall consider such offer and will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will consider the committee’s recommendation and will determine whether to accept such offer.
Voting by Participants in the Paychex Employee Stock Ownership Plan Stock Fund
     If a stockholder is a participant in the Paychex Employee Stock Ownership Plan Stock Fund (“ESOP”) of the Paychex 401(k) Incentive Retirement Plan, the proxy card also will serve as a voting instruction for Fidelity Management Trust Company (the “Trustee”), where all accounts are registered in the same name. As a participant in the ESOP, the stockholder has the right to direct the Trustee, who is the holder of record, regarding how to vote the shares of common stock credited to the participant’s account at the Annual Meeting. The participant’s voting instructions will be tabulated confidentially. Only the Trustee and/or the tabulator will have access to the participant’s individual voting direction. If voting instructions for the shares of common stock in the ESOP are not received, those shares will be voted by the Trustee in the same proportions as the shares for which voting instructions were received from other participants in the ESOP. Voting by ESOP participants will close at 11:59 p.m. Eastern Time on September 29, 2006. The Trustee will then vote all shares of common stock held in the ESOP by the established deadline.

PROPOSAL 1 • ELECTION OF DIRECTORS FOR A ONE-YEAR TERM
     Stockholders annually elect directors to serve for one year and until the directors’ successors have been elected and qualified. The seven persons listed below, each of whom currently serves as a director, have been nominated for election to the Board. Five of the seven nominees are neither employees nor former employees of the Company. If elected, each nominee will hold office until the 2007 Annual Meeting of Stockholders and until his or her successor is elected and has qualified.
     Although the Board believes that all of the nominees will be available to serve, the persons named in the enclosed proxy may exercise discretionary authority to vote for substitutes proposed by the Board.
     Pamela A. Joseph was recommended to the Board by a third-party search firm. She was approved for nomination by the Governance and Compensation Committee, in its role as the nominating committee, for inclusion in this year’s election.
     Biographies are provided below setting forth certain information with respect to the nominees for election as directors of the Company, none of whom is related to any other nominee or executive officer.

		Director	Position, Principal Occupation, Business
Name	Age	Since	Experience, and Directorships

B. Thomas Golisano	64	1979	Mr. Golisano founded Paychex, Inc. in 1971 and is Chairman of the Board of the Company. Until October 2004, he served as President and Chief Executive Officer of the Company. Mr. Golisano is a member of the board of directors of several private companies. He serves on the board of trustees of the Rochester Institute of Technology. He owns the Buffalo Sabres of the National Hockey League. Mr. Golisano is former chairman of Greater Rochester Fights Back (a coalition to combat illegal drugs and alcohol abuse), has served as a member of the board of directors of numerous non-profit organizations, and is founder of the B. Thomas Golisano Foundation.

David J. S. Flaschen	50	1999	Mr. Flaschen has been an Operating Partner of Castanea Partners since 2005. Castanea Partners is a private equity investment firm targeting small- to mid-market companies in the publishing and information, human resource and business services, and the consumer product and specialty retail sectors. From 2000 to 2005, he was Managing Director of Flagship Ventures, a venture capital firm that focuses on life science, information technology, and communications companies. From 1997 to 1999, he was the President and Chief Executive Officer of Thomson Financial, an information services company focused on the financial industry. Mr. Flaschen is a member of the board of directors of various private companies.

Phillip Horsley	67	1982	Mr. Horsley is the founder and Managing Director of Horsley Bridge Partners, a leading manager of private equity investments for major corporate pension funds and other institutional investors, since 1982.

Grant M. Inman	64	1983	Mr. Inman is the founder and General Partner of Inman Investment Management, a private venture capital investment company formed in 1998. He is a member of the board of directors of Lam Research Corporation, Wind River Systems, Inc., and several private companies. Mr. Inman is a trustee of the University of California, Berkeley Foundation.

		Director	Position, Principal Occupation, Business
Name	Age	Since	Experience, and Directorships

Pamela A. Joseph	47	2005	Ms. Joseph became a director in November 2005. She is Chairman of U.S. Bancorp Payment Services and Chairman and Chief Executive Officer of NOVA Information Systems, Inc., a wholly owned subsidiary of U.S. Bancorp. NOVA Information Systems, Inc. manages and facilitates payment processing on behalf of retailers, financial institutions, associations, government agencies, and merchant services providers. Ms. Joseph has been Vice Chairman of U.S. Bancorp since December 2004 and serves on its 13-member managing committee. From February 2000 to November 2004, she was President and Chief Operating Officer of NOVA Information Systems, Inc. She served as its Chief Operating Officer from 1999 to 2000, and Chief Information Officer from 1996 to 1999. Ms. Joseph is honorary chairman of Gift for a Child, a non-profit organization that assists adopted children with finding permanent homes. She is also an advisory board member for the Electronic Transactions Association.

Jonathan J. Judge	52	2004	Mr. Judge has been President and Chief Executive Officer of the Company since October 2004. From October 2002 through December 2003, he served as President and Chief Executive Officer of Crystal Decisions, Inc., a leading maker of information management software, which was acquired by Business Objects, S.A. in December 2003. From 2001 to 2002, Mr. Judge was General Manager of IBM’s Personal Computing Division, a $10 billion business unit offering a broad range of products, services, and solutions, including IBM’s ThinkPad brand of mobile computers. From 1998 to 2001, he headed up the worldwide sales, service, and support functions of IBM’s Personal Computing Division and was a member of the worldwide management committee of IBM. Prior thereto, he held various sales, marketing, and management positions with IBM. Mr. Judge serves on the board of directors of PMC-Sierra, Inc.

Joseph M. Tucci	59	2000	Mr. Tucci has been the Chairman, President, and Chief Executive Officer of EMC Corporation, a leading provider of intelligent enterprise information storage systems, software, networks, and services since January 2006. From January 2001 to January 2006, he was the President and Chief Executive Officer of EMC Corporation. From January 2000 to January 2001, he was President and Chief Operating Officer of EMC Corporation. Prior to joining EMC, Mr. Tucci served as Deputy Chief Executive Officer of Getronics NV, an information technology services company, from June 1999 through December 1999.

     The Board of Directors recommends the election of each of the nominees identified above. Unless otherwise directed, the persons named in the enclosed proxy will vote the proxy FOR the election of each of these seven nominees.
Retiring Director
     J. Robert Sebo, a member of the Board since 1979, has declined to stand for re-election to the Board.

CORPORATE GOVERNANCE
Information about the Board of Directors and Corporate Governance
     The Board is elected by the stockholders to oversee the overall success of the Company, review its operational and financial capabilities, and periodically assess its long-term strategic objectives. The Board serves as the final decision-making body of the Company, except for those matters for which authority is reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the day-to-day business of the Company.
     Regularly scheduled executive sessions of the independent members of the Board, without members of management, are held in conjunction with meetings of the Board. These meetings of non-management directors include the evaluation of the Chief Executive Officer (“CEO”) and are held on a regular basis. The Board has selected Mr. Tucci to preside at all executive sessions of the independent directors.
     The Board met four times during the fiscal year ended May 31, 2006 (“fiscal 2006”). To the extent practicable, directors are expected to attend all Board meetings and meetings of the committees on which they serve. Each director attended more than 80% of all meetings of the Board and of the committees on which such director served during fiscal 2006. Directors are encouraged to attend annual meetings of stockholders. Last year, seven directors attended the 2005 Annual Meeting of Stockholders.
     The Governance and Compensation Committee leads the process of Board and committee evaluation and carefully examines the performance and qualifications of each director nominee before deciding whether to recommend him or her to the Board for nomination. The Governance and Compensation Committee periodically reviews and assesses the Company’s corporate governance policies.
     In its annual review of director independence, the Board considers many facts and circumstances, including but not limited to, commercial business, banking, consulting, legal, accounting, charitable, or other business relationships a director may have with the Company. Based on its review, the Board has determined that each of the directors, other than Mr. Golisano and Mr. Judge, is independent within the meaning of applicable Securities and Exchange Commission (“SEC”) and The NASDAQ Stock Market® (“NASDAQ”) director independence standards.
Director Compensation
     In fiscal 2006, outside directors were paid an annual retainer of $25,000, paid in quarterly installments, plus $2,500 for each Board meeting attended, and $1,000 for each committee meeting attended. The Chairman of the Audit Committee, currently Mr. Flaschen, was paid an additional $1,000 for each committee meeting chaired.
     In July 2005, each outside director was awarded a stock option grant under the Paychex, Inc. 2002 Stock Incentive Plan, to purchase shares of the Company’s common stock at an exercise price of $33.68 per share, which expire in July 2015. The exercise price of the stock options granted was equal to the market price of the underlying stock on the date of grant. The number of options awarded to each outside director is included in the following Director Compensation table. Options expire on the one-year anniversary of an outside director’s departure from the Board.
     In fiscal 2006, the Chairman of the Board received an annual salary of $140,000. In addition, he had other compensation that included $4,200 of Company-matching contributions under the Paychex, Inc. 401(k) Incentive Retirement Plan and $7,125 in Company-provided benefits for standard life and health insurance. The Chairman does not receive any other director fees or director stock awards.

     The following table sets forth the total compensation paid to each outside director during fiscal 2006:

				Number of Common
				Shares Underlying
Name	Fees Paid In Cash	Fees Deferred(1)	Total Compensation	Options Granted(2)
G. Thomas Clark (3)	$21,500	$—	$21,500	10,000
David J. S. Flaschen	$—	$50,000	$50,000	10,000
Phillip Horsley	$37,500	$—	$37,500	10,000
Grant M. Inman	$45,000	$—	$45,000	10,000
Pamela A. Joseph (4)	$18,500	$—	$18,500	—
J. Robert Sebo	$35,000	$—	$35,000	10,000
Joseph M. Tucci	$38,000	$—	$38,000	10,000

(1)	Board members may defer up to 100% of their Board compensation under the Company’s non-qualified, unfunded Deferred Compensation Plan.

(2)	In July 2005, directors were granted stock option awards at an exercise price of $33.68 per share, with a term of ten years. These awards vest one-third each year over three years. Each of these grants had a total estimated fair value at date of grant of $110,200 using a Black-Scholes valuation model.

(3)	Mr. Clark retired from the Board in October 2005.

(4)	Ms. Joseph joined the Board in November 2005.
Board Committees
     The Board has established four standing committees with the following director assignments:

Governance and
Name	Executive	Audit	Investment	Compensation
B. Thomas Golisano	X
Jonathan J. Judge	Chair
David J. S. Flaschen (1)		Chair		X
Phillip Horsley (2)	X		X	X
Grant M. Inman		X	Chair	X
Pamela A. Joseph		X
Joseph M. Tucci				Chair

Number of meetings held in fiscal 2006	0	6	1	3

(1)	Effective April 2006, Mr. Flaschen joined the Investment Committee.

(2)	Mr. Horsley was temporarily appointed to serve on the Audit Committee prior to Ms. Joseph assuming her responsibilities on the committee.
Executive Committee. The primary responsibility of the Executive Committee is to:
•	exercise all the powers and authority of the Board except as limited by law.
Audit Committee. The primary responsibilities of the Audit Committee are to:
•	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	review and appraise the audit efforts of the Company’s independent accountants and the internal auditors; and

•	provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors, and the Board.
Investment Committee. The primary responsibilities of the Investment Committee are to:
•	review the Company’s investment policies and strategies, and the performance of the Company’s investment portfolios; and

•	determine that the investment portfolios are managed in compliance with the investment policy.
Governance and Compensation Committee. The primary responsibilities of the Governance and Compensation Committee are to:
•	evaluate and determine compensation for members of the Board, CEO, and senior executive officers;

•	provide general oversight with respect to governance of the Board; and

•	identify, evaluate, and recommend to the Board candidates for nomination for election to the Board.
     The Board has determined that all members of the Audit Committee meet the independence, experience, and other applicable NASDAQ listing requirements, and that Mr. Flaschen qualifies as an “Audit Committee Financial Expert,” as defined by applicable SEC rules. The Board has also determined that all members of the Governance and Compensation Committee meet the NASDAQ independence criteria. Matters presented to the Board by the Governance and Compensation Committee are discussed and decided upon by the outside directors, which in fiscal 2006 were all directors except for Mr. Judge and Mr. Golisano.
     The Audit, Investment, and Governance and Compensation Committees’ responsibilities are more fully described in each committee’s charter adopted by the Board, which is accessible on the Company’s website, www.paychex.com at the Investor Relations section under “Corporate Governance.”
Nomination Process
     The Governance and Compensation Committee performs the function of a nominating committee. The Board has determined that it is necessary for the continued success of the Company to ensure that the Board is composed of individuals having a variety of complementary experience, education, training, and relationships relevant to the then-current needs of the Board and the Company. The Nomination Policy included in the Governance and Compensation Committee Charter is intended to achieve this result.
     In evaluating candidates for nomination to the Board, the Nomination Policy requires Governance and Compensation Committee members to consider the contribution that a candidate for nomination would be expected to make to the Board and the Company, based upon the current composition and needs of the Board, and the candidate’s demonstrated business judgment, leadership abilities, integrity, prior experience, education, training, relationships, and other factors that the Board determines relevant. In identifying candidates for nomination to fill vacancies created by the expiration of the term of any incumbent director, the Nomination Policy requires Governance and Compensation Committee members to determine whether such incumbent director is willing to stand for re-election and, if so, to take into consideration the value to the Board and to the Company of continuity and familiarity with the Company’s business. The Board has previously used a third party search firm to identify director candidates and the charter authorizes the Governance and Compensation Committee to continue this practice.
     The Nomination Policy requires the Governance and Compensation Committee to consider candidates for nomination to the Board recommended by any reasonable source, including stockholders. Stockholders who wish to do so may recommend candidates for nomination by identifying such candidates and providing relevant biographical information in written communications to the chairman of the Governance and Compensation Committee in accordance with the policy described below in the Section entitled “Communications with the Board of Directors.”

Certain Relationships and Related Transactions
     Mr. Tucci is the Chairman, President, and Chief Executive Officer of EMC Corporation. During fiscal 2006, the Company purchased, through negotiated arm’s length transactions, approximately $4.6 million of data processing equipment and software from EMC Corporation. Mr. Golisano, Chairman of the Board, is the owner of Rochester Aviation, Inc. In fiscal 2006, the Company purchased approximately $26,000 of aviation services from Rochester Aviation, Inc. related to Mr. Golisano’s travel to attend Board meetings. Mr. Golisano was a member of the board of directors of Iron Mountain Incorporated until his retirement from that board effective May 25, 2006. The Company purchased approximately $145,000 of services from Iron Mountain Incorporated in fiscal 2006.
Communications with the Board of Directors
     The Board established procedures to enable stockholders to communicate in writing with the Board and with chairmen of standing committees of the Board. Such written communications should be clearly marked “Stockholder—Board Communication,” and be mailed to Paychex, Inc. at 911 Panorama Trail South, Rochester, New York, 14625-2396, Attention: Corporate Secretary. In the case of communications intended for committee chairmen, the specific committee must be identified. Any such communications that do not identify a standing committee will be forwarded to the Board. The Company Secretary will promptly forward all stockholder communications to the Board or to the appropriate standing committee of the Board, as the case may be.
Governance and Compensation Committee Interlocks and Insider Participation
     None of the members of the Governance and Compensation Committee were at any time during fiscal 2006, or at any other time, an officer or employee of the Company. During fiscal 2006, no member of the Governance and Compensation Committee or Board was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Paychex served.
CODE OF BUSINESS ETHICS AND CONDUCT
     The Company has adopted a Code of Business Ethics and Conduct that applies to all of its directors, officers, and employees. The Code of Business Ethics and Conduct is available for review on the Company’s website at www.paychex.com at the Investor Relations section under “Corporate Governance.” The Company intends to disclose any amendment to, or waiver from, a provision of its Code of Business Ethics and Conduct that relates to any element of the code of ethics definition enumerated in Item 406 of SEC Regulation S-K by posting such information on its website at the address specified above.

REPORT OF THE GOVERNANCE AND COMPENSATION COMMITTEE
Background
     The Governance and Compensation Committee’s (the “Committee”) responsibilities are detailed in the Governance and Compensation Committee Charter and highlighted in the Corporate Governance section of this Proxy Statement. As part of these responsibilities, the Committee makes recommendations with respect to officers’ salaries and grants of stock awards to the Company’s employees. The Committee’s recommendations are then presented to the Board for discussion and decision by the outside directors, which in fiscal 2006 were all directors except Mr. Judge and Mr. Golisano.
Annual Compensation Review
     Prior to setting compensation for the following year, the Committee conducts a full review of the Company’s executive compensation plan, including an analysis of, and discussion regarding, each component of compensation for each of the officers. The Committee conducts this review to ensure that the executive compensation plan remains competitive with respect to evolving business needs, best compensation practices, and relevant corporate governance principles.
     As the Committee reviews the compensation plan each year, one of several factors considered is how the Company compares to other peer companies. The Committee reviews various reports and market survey information to determine if the Company’s compensation methodologies are reasonable given current competitive practices, best practices, and other compensation and benefit trends. While the Committee reviews the data and considers how the executive compensation plan and individual elements thereof compare to those of the peer companies, the Committee generally does not target the executive compensation plan to any particular percentile of other companies Paychex may compete with for executive management.
     The Committee annually reviews and approves the selection of peer companies for its review and they may vary from year to year based upon changes in the Company’s business and industry. These companies are not necessarily limited to the markets in which Paychex does business.
     Based on the Committee’s review in fiscal 2006, the Committee concluded that the total aggregate compensation for each of the officers to be reasonable and appropriate.
Officer Compensation Plan Objectives
     The overall objective of the Company’s officer compensation plan is to be competitive with companies of similar size and performance; attract, retain, and develop highly qualified executives; reward exceptional individual performance; tie compensation to overall Company financial and strategic objectives; and align the interests of officers with the interests of the stockholders. To achieve these objectives, the Company’s executive compensation plan has been designed to:
•	be closely linked to and deliver scalable pay opportunities based on Paychex and individual performance;

•	have incentives based on a wide range of challenging financial, operational, strategic, and other Company goals and initiatives;

•	provide the appropriate mix of individualized fixed and at-risk compensation and short- and long-term incentives based on the executive’s role and responsibilities, thus providing considerable opportunities for superior performance and downside risk if performance goals are not achieved; and

•	be clearly communicated to officers, stockholders, and other key parties.
     For each individual executive compensation plan, the Company uses a combination of compensation elements, including base salary, annual incentive bonus, and awards under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 12, 2005 (the “2002 Plan”), to accomplish the objectives set forth above.
Base Salary and Annual Incentive Program (Bonus)
     Annual compensation is composed primarily of base salary and an annual incentive bonus. The salaries of the officers are determined based on the responsibilities of their position and experience, individual performance, and comparisons with base salaries paid to officers having similar responsibilities in comparable companies. The Committee and the Board have instituted an Officer Incentive Program for fiscal 2006, which provides for the officers, other than the CEO, the opportunity for annual bonuses as a percentage of base salary based primarily on the Company’s annual revenue and operating income growth. In fiscal 2006, the program for the senior vice presidents increased the maximum percentage to up to 70% of base salary. The program remained unchanged for all other officers.
     For fiscal 2006, an officer’s actual bonus was generally based on achievement of the officer’s goals and the Company’s achievement of various financial and strategic goals. By utilizing a bonus payout based in part on the Company’s financial performance, the Committee believes that the officers’ interests are better aligned with those of the Company’s stockholders and that such officers are strongly motivated to meet their goals and to ensure that Paychex meets its financial and strategic goals.
     The Committee increased the senior vice presidents’ bonus target percentage for fiscal 2006 because it believed that such bonus opportunities were appropriate for the mix of compensation elements in the senior vice presidents’ fiscal 2006 pay packages and to remain competitive with other similar companies with which the Company competes for executive talent.
Stock Incentive Plan
     The Company’s 2002 Plan is designed to align officers’ compensation with the long-term performance of the Company’s stock. Stock awards are granted to officers in amounts based upon their individual performance. Stock options are granted at fair market value as of the date of the grant, and have a term of up to ten years. Options vest one-third each year commencing two years after the date of the grant. With grants beginning in July 2005, the vesting is 20% annually over five years.
     In making the stock option awards to the officers in fiscal 2006, the Committee took into account the duties and responsibilities of the individual, individual performance, previous stock option awards to such individuals, and awards made to individuals in similar positions at peer companies. They also reviewed and considered the value of such awards, and the appropriateness of the awards based on the individual’s total compensation package.
     As competition for executive management increases, it may become necessary for the Company to introduce or otherwise use different stock awards in order to meet the objectives of the officer compensation plan. This would include, but not be limited to, the use of restricted stock and other stock awards as articulated in the 2002 Plan.
     In July 2006, the Board approved, under the 2002 Plan, the granting to the Company’s officers of a blend of stock options and restricted stock. The grant of restricted stock contains performance conditions which could accelerate the officers’ vesting in the restricted stock. The performance conditions will further align the officers’ interests with those of the Company’s stockholders.
Deferred Compensation Plan
     The Company offers a non-qualified and unfunded Deferred Compensation Plan to a select group of key employees, senior officers, and directors. Eligible employees are provided with the opportunity to defer up to 50% of their annual base salary and bonus and directors can elect to defer up to 100% of their Board compensation. Gains and losses are credited based on the participant’s election of a variety of investment choices. The Company does not match any participant deferral or guarantee its return.
Compensation of CEO
     The Committee meets annually without the CEO to evaluate his performance and recommends to the Board the compensation to be paid to him. In performing that function, the Committee reviews the range and components of compensation paid to CEOs of other public companies. In particular, the Committee looks to those public companies whose size and performance are similar to those of Paychex.
     Mr. Judge’s compensation during fiscal 2006 for his services as President and CEO was $817,884. This was Mr. Judge’s first full year as President and CEO. His compensation was based in part on the Committee’s evaluation of the Company’s performance in revenue, profitability, return on stockholders’ equity, and other areas. Mr. Judge earned a bonus of approximately 100% of his base salary for fiscal 2006. Mr. Judge’s bonus for fiscal 2006 was determined pursuant to his employment agreement under which he was entitled to an annual bonus of up to 100% of his base salary with a payout range from 20% to 100% depending on achievement of the Company objectives, as described in his employment agreement, plus any bonus recommended by the Committee and approved by the Board for over-achievement of operating objectives. In fiscal 2006, Paychex achieved its sixteenth straight year of record revenues and net income. The Company’s total revenues increased 16% and net income increased 26% in fiscal 2006 over the prior year’s figures, while return on stockholders’ equity was 30%.
     Mr. Judge’s employment agreement provides for a three-year term. Pursuant to the employment agreement, Mr. Judge received an initial grant of an option to purchase 650,000 shares of the Company’s common stock and is eligible to receive additional stock awards to acquire shares of the Company’s common stock in the future, based upon his performance and the recommendations of the Committee. Mr. Judge received an additional grant of an option to purchase 250,000 shares of the Company’s common stock in fiscal 2006. Mr. Judge is also eligible to participate in the Company’s healthcare plans, life insurance and disability plans, insurance, 401(k) plan, Deferred Compensation Plan, and indemnification and other standard benefits available to the Company’s executive officers.
     Mr. Judge’s employment agreement provides that in the event that the Company terminates Mr. Judge’s employment other than for “cause” (as defined in the employment agreement), or if Mr. Judge terminates his employment for “good reason” (as defined in the employment agreement) the Company must pay him one year’s annual salary, plus a cash bonus, and any options included in his initial option grant that have not been previously vested shall vest and become exercisable immediately.
Compensation of Other Executive Officers
     The Committee sets compensation for officers other than the CEO after the CEO provides the Committee with his evaluation of the performance of each officer and his recommendation with respect to base salary, bonus, and stock awards. Committee members discuss his recommendations in light of their own experiences and familiarity with levels and components of compensation for persons with similar responsibilities in other public companies. The goal of the Committee is to compensate fairly for the job done, to reward extraordinary performance or promise, and to encourage long-term alignment with stockholder interests through the use of stock awards under the Company’s 2002 Plan. Company performance is also considered.
Impact of Section 162(m) of the Internal Revenue Code
     Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain officers to $1 million, unless specified requirements are met. The Committee has carefully considered the impact of this provision. At this time, it is the Committee’s intention to continue to compensate all officers based on overall performance. The Committee expects that most compensation paid to officers will qualify as a tax-deductible expense. For fiscal 2006, the Committee authorized total compensation in excess of $1 million for Mr. Judge. The Committee may in the future authorize compensation that is not deductible. The Company’s 2002 Plan is designed to provide incentive compensation that will not count against the $1 million limitation.
Conclusion
     The Committee believes the compensation program described above provides the Company’s CEO and other officers with total compensation that is linked to individual and Company performance. The Committee feels this program compensates fairly and is flexible enough to assure that the Company remains competitive and able to attract and retain highly qualified executives. The Committee will continue to tie compensation to the overall Company strategic and financial objectives to reinforce alignment with the interests of stockholders and to help drive the growth and profitability of the Company.

The Governance and Compensation Committee: Joseph M. Tucci, Chairman David J. S. Flaschen Phillip Horsley Grant M. Inman

EXECUTIVE OFFICER COMPENSATION
     The following table sets forth certain compensation information for the Company’s CEO and four other highest paid officers (“Named Executive Officers”).
SUMMARY COMPENSATION TABLE

				Long-term
				Compensation
				Number of
				Common Shares
				Underlying
		Annual Compensation		Options	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Granted	Compensation (1)
Jonathan J. Judge (2), (3)	2006	$817,884	$814,385	250,000	$48,200
President and Chief Executive	2005	$510,769	$605,104	650,000	$28,000
Officer	2004	$—	$—	—	$—

Walter Turek	2006	$387,962	$233,277	50,000	$5,927
Senior Vice President,	2005	$377,367	$172,140	25,000	$6,290
Sales and Marketing	2004	$355,220	$149,301	10,000	$6,216

John M. Morphy	2006	$383,878	$215,013	50,000	$6,354
Senior Vice President,	2005	$373,679	$171,009	30,000	$5,733
Chief Financial Officer, and Secretary	2004	$352,150	$139,385	25,000	$6,411

Martin Mucci	2006	$377,752	$211,582	50,000	$6,401
Senior Vice President,	2005	$366,654	$168,280	30,000	$6,332
Operations	2004	$337,425	$133,556	25,000	$6,354

Daniel A. Canzano	2006	$321,534	$125,435	12,500	$6,439
Vice President,	2005	$310,730	$135,661	12,500	$6,140
Information Technology	2004	$299,336	$111,866	10,000	$6,182

(1)	The amounts reported in this column consist of the Company’s matching contributions under the Paychex 401(k) Incentive Retirement Plan, unless otherwise noted.

(2)	Mr. Judge joined Paychex in October 2004 as the President and CEO.

(3)	Amounts reported under All Other Compensation include relocation expenses incurred by the Company on behalf of Mr. Judge of $48,200 in fiscal 2006 and $15,500 for the year ended May 31, 2005 (“fiscal 2005”), and legal expenses of $12,500 in fiscal 2005, pursuant to Mr. Judge’s employment agreement.

OPTION GRANTS IN LAST FISCAL YEAR
     The following table sets forth stock options granted in fiscal 2006 to the Company’s Named Executive Officers. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term.

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed
	Common Shares	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation
	Options	Employees	Price Per	Expiration	for Option Term (2)
Name	Granted (1)	in 2006	Share	Date	5%	10%
Jonathan J. Judge	250,000	6.58%	$33.68	7/07/2015	$5,295,293	$13,419,312

Walter Turek	50,000	1.32%	$33.68	7/07/2015	$1,059,059	$2,683,862

John M. Morphy	50,000	1.32%	$33.68	7/07/2015	$1,059,059	$2,683,862

Martin Mucci	50,000	1.32%	$33.68	7/07/2015	$1,059,059	$2,683,862

Daniel A. Canzano	12,500	0.33%	$33.68	7/07/2015	$264,765	$670,966

(1)	Non-qualified stock options were granted under the Company’s 2002 Stock Incentive Plan. Options are granted at prices not less than 100% of the fair market value of the common stock at the date of the grant. The options granted are subject to vesting requirements and become exercisable in annual installments of 20% over five years and expire after a term of ten years from the date of the grant.

(2)	In accordance with SEC rules, these columns show potential realizable values net of the option exercise price, but before any potential income taxes, assuming the market price of the Company’s common stock appreciates from the date of the grant over a period of ten years at the annualized rates of 5% and 10%, respectively. However, the ultimate value will depend on the market value of the Company’s stock at a future date, which may or may not correspond to the projections above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES
     The following table sets forth stock options exercised in fiscal 2006 by the Company’s Named Executive Officers, and the number and value of all unexercised options at May 31, 2006. The value of “in-the-money” options refers to options having an exercise price that is less than the market price of the Company’s common stock of $36.71 at May 31, 2006.

	Number of		Number of Common Shares		Value of Unexercised
	Common Shares		Underlying Unexercised		In-The-Money Options
	Acquired on	Net Value	Options at May 31, 2006		at May 31, 2006 (2)
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jonathan J. Judge	—	$—	—	900,000	$—	$4,677,000

Walter Turek	53,157	$1,339,168	135,189	84,999	$2,470,779	$350,792

John M. Morphy	21,600	$283,342	30,067	103,333	$526	$475,565

Martin Mucci	—	$—	35,001	109,999	$274,041	$525,609

Daniel A. Canzano	77,814	$2,268,991	61,417	34,333	$634,078	$169,960

(1)	Represents the market value of the Company’s common stock at the exercise date less the exercise price.

(2)	Represents the difference between the exercise price of the stock options and the $36.71 per share closing price of the Company’s common stock on May 31, 2006, for all in-the-money options held by each Named Executive Officer. The in-the-money stock option exercise prices range from $11.63 per share to $33.68 per share. These stock options were granted at exercise prices equal to the fair market value of the stock on the date of the grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information, based upon reports filed by such persons with the SEC, as of July 31, 2006, with respect to the beneficial ownership of common stock of the Company by (i) any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act) who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each of the Named Executive Officers of the Company named in the Summary Compensation Table, and (iv) all directors, Named Executive Officers and executive officers of the Company as a group.

	Amount of Beneficial
	Ownership of	Percent of
Name	Common Stock (1)	Class (1)
More than 5% owners:
B. Thomas Golisano (2), (3)	38,653,723	10.1%
1 Fishers Road
Pittsford, NY 14534

Directors:
B. Thomas Golisano (2), (3)	38,653,723	10.1%
David J. S. Flaschen (4), (5)	54,419	*	*
Phillip Horsley (4), (5)	261,819	*	*
Grant M. Inman (4), (5)	202,234	*	*
Pamela A. Joseph (5)	3,834	*	*
Jonathan J. Judge (4), (5)	86,310	*	*
J. Robert Sebo (3), (4), (5)	3,260,321	*	*
Joseph M. Tucci (4), (5)	52,169	*	*

Named Executive Officers:
Jonathan J. Judge (4), (5)	86,310	*	*
Walter Turek (3), (4), (5)	606,266	*	*
John M. Morphy (4), (5)	78,031	*	*
Martin Mucci (4), (5)	77,122	*	*
Daniel A. Canzano (4), (5)	104,253	*	*

All Directors, Named Executive Officers. and Executive Officers of the Company as a Group (14 persons) (4), (5)	43,560,526	11.4%

**	Indicated percentage is less than 1%.

(1)	Based upon the number of shares of common stock outstanding and deemed outstanding as of July 31, 2006. Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or disposition power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days by exercise of options.

(2)	Included in shares beneficially owned for Mr. Golisano are 546,568 shares owned by the B. Thomas Golisano Foundation for which Mr. Golisano is a trustee of the foundation’s six-member board of trustees.

(3)	Included in shares beneficially owned are shares held in the names of family members or other entities: Mr. Golisano – 18,193 shares; Mr. Sebo – 2,901,855 shares; and Mr. Turek – 1,670 shares.

(4)	Included in shares beneficially owned are shares that may be acquired upon exercise of stock options, which are exercisable on or prior to September 29, 2006: Mr. Flaschen – 40,835 shares; Mr. Horsley – 28,335 shares; Mr. Inman – 28,335 shares; Mr. Judge – 50,000 shares; Mr. Sebo – 78,960 shares; Mr. Tucci – 50,835 shares; Mr. Turek – 160,189 shares; Mr. Morphy – 65,067 shares; Mr. Mucci – 68,334 shares; Mr. Canzano – 74,084 shares; and all directors, Named Executive Officers, and executive officers as a group – 753,307 shares.

(5)	Included in shares beneficially owned are unvested restricted stock: Mr. Flaschen – 1,334 shares; Mr. Horsley – 1,334 shares; Mr. Inman – 1,334 shares; Ms. Joseph – 1,334 shares; Mr. Judge – 33,334 shares; Mr. Sebo – 1,334 shares; Mr. Tucci – 1,334 shares; Mr. Turek – 6,667 shares; Mr. Morphy – 6,667 shares; Mr. Mucci – 6,667 shares; Mr. Canzano – 2,667 shares; and all directors, Named Executive Officers and executive officers as a group – 70,674 shares.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board and is composed entirely of non-management directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee’s responsibilities are detailed in the Audit Committee Charter and highlighted in the Corporate Governance section of this Proxy Statement. The Charter complies with all current regulatory requirements. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal 2006 in the Annual Report on Form 10-K with management including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the financial statements.
     The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee reviewed with the independent registered public accountants their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standard No. 90 (Communications With Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent registered public accountants the accountants’ independence from management and the Company. The Audit Committee has also considered whether the independent registered public accountants’ provision of other non-audit services to the Company is compatible with the accountants’ independence.
     The Audit Committee discussed with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits and the overall adequacy and effectiveness of the Company’s legal and ethical compliance programs, including the Company’s Code of Business Ethics and Conduct. The Audit Committee meets with the internal auditors and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during fiscal 2006.
     During fiscal 2006, management continued to document, test, and evaluate the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept informed of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management, the internal auditors, and independent registered public accountants at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended and the Board of Directors approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2006 for filing with the SEC. The Audit Committee will recommend for approval by the Board of Directors the selection of the Company’s independent registered public accountants.

The Audit Committee: David J. S. Flaschen, Chairman Grant M. Inman Pamela A. Joseph

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
     The Company’s independent registered public accounting firm since 1983 has been Ernst & Young LLP. The Audit Committee expects to recommend that the Board reappoint this firm for the year ended May 31, 2007. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.
     The following table shows the aggregate fees for professional services rendered for the Company by Ernst & Young LLP for the fiscal years ended:

	May 31,
	2006	2005
Audit fees	$493,000	$477,400
Audit-related fees	340,000	279,600
Tax fees	—	60,800

Total fees	$833,000	$817,800

     Audit fees for the fiscal years ended May 31, 2006 and 2005, respectively, were for professional services rendered for the audit of the Company’s consolidated financial statements, and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and for the audits of the effectiveness of internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting.
     Audit-related fees for the fiscal years ended May 31, 2006 and 2005, respectively, were for internal control reviews, employee benefit plan audits, various statutory audits, and other reports.
     Tax fees for the fiscal year ended May 31, 2005 were for services related to tax advice.
Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accountants
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee pre-approved all such audit and permissible non-audit services provided by the independent registered public accountants during the fiscal year ended May 31, 2006.

STOCK PRICE PERFORMANCE GRAPH
     The following graph shows a five-year comparison of the total cumulative returns of investing $100 on May 31, 2001, in Paychex, Inc. common stock, the S&P Data Processing and Outsourced Services (the “S&P S(DP)”) Index, and the S&P 500 Index. The S&P S(DP) Index includes a representative peer group of companies, and includes Paychex, Inc. Since September 1998, the Company has been a participant in the S&P 500 Index, a market group of companies with a larger than average market capitalization. All comparisons of stock price performance shown assume reinvestment of dividends.

May 31,	2001	2002	2003	2004	2005	2006
Paychex, Inc.	$100	$91	$82	$102	$80	$103
S&P 500	$100	$86	$79	$93	$101	$110
S&P S(DP)	$100	$105	$84	$92	$90	$104

     There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and beneficial owners of more than 10% of the Company’s common stock to file with the SEC reports of transactions in the stock. Based on information supplied to the Company and filings made with the SEC, the Company believes that during the fiscal year ended May 31, 2006, its directors, executive officers, and greater than 10% beneficial owners have complied with all applicable Section 16 filing requirements.
OTHER MATTERS AND INFORMATION
Proposals for Next Year’s Annual Meeting
     Stockholder proposals, which are intended to be presented at the 2007 Annual Meeting of Stockholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, must be received by the Company at its executive offices on or before May 3, 2007. Any such proposals must be submitted in accordance with applicable SEC rules and regulations.
     Stockholder proposals, which are intended to be presented at the 2007 Annual Meeting of Stockholders and which are submitted and not included in the Company’s Proxy Statement other than in accordance with the procedures specified in SEC Rule 14a-8, will be considered untimely if not received by the Company’s Secretary at least 45 days prior to the anniversary of the date on which the Company first mailed its proxy materials for its 2006 Annual Meeting of Stockholders.
Other Actions at the Annual Meeting
     As of the date of this Proxy Statement, management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their judgment.
Cost of Solicitation of Proxies
     Solicitation of proxies is made on behalf of the Company and the Company will pay the cost of solicitation of proxies. The Company will reimburse any banks, brokers and other custodians, nominees, and fiduciaries for their expenses in forwarding proxies and proxy solicitation material to the beneficial owners of the shares held by them. In addition to solicitation by use of the mail or via the Internet, directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other communication means.
Delivery of Proxy Materials and Annual Report
     The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and Annual Report are being mailed to stockholders on or about August 31, 2006. You may also obtain a copy of the Company’s Annual Report on Form 10-K filed with the SEC, without charge, upon written request submitted to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Corporate Secretary.
     In accordance with notices previously sent to stockholders, the Company is delivering one Annual Report and Proxy Statement in one envelope addressed to all stockholders who share a single address unless they have notified the Company that they wish to revoke their consent to the program known as “householding.” Householding is intended to reduce the Company’s printing and postage costs.
     You may revoke your consent at any time by calling toll-free (800) 542-1061 or by writing to ADP-Investor Communication Services, 51 Mercedes Way, Edgewood, New York, 11717, Attention: Householding Department. If you revoke your consent, you will be removed from the householding program within thirty days of receipt of your revocation, and each stockholder at your address will receive individual copies of our disclosure documents.
     The Company hereby undertakes to deliver upon oral or written request a separate copy of its Proxy Statement and Annual Report to a security holder at a shared address to which a single copy was delivered. If such stockholder wishes to receive a separate copy of such documents, please contact Terri Allen, Investor Relations, either by calling toll-free (800) 828-4411 or by writing to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Investor Relations.
     If you own Paychex stock beneficially through a bank or broker, you may already be subject to householding if you meet the criteria. If you wish to receive a separate Proxy Statement and Annual Report in future mailings, you should contact your bank or broker.
Electronic Access to Proxy Materials and Annual Report
     The Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report are also available on the Company’s website at www.paychex.com at the Investor Relations section under “Annual Report and Proxy Statement.” Instead of receiving paper copies of the Proxy Statement and Annual Report in the mail, stockholders can elect to receive an e-mail message, which will provide a link to these documents on the Internet. Opting to receive your proxy materials online saves the Company the cost of producing and mailing bulky documents. To give your consent to receive future documents via electronic delivery, please vote your proxy via the Internet and follow the instructions to register for electronic delivery.

PAYCHEX® PAYCHEX, INC. 911 PANORAMA TRAIL SOUTH ROCHESTER, NY 14625-2396	INSTRUCTIONS FOR SUBMITTING PROXY: VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Paychex, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Paychex, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

YOUR VOTE IS IMPORTANT
Do not return this proxy card if you vote by telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PACHX1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PAYCHEX, INC.

The Board of Directors recommends a vote FOR the
election of each of the nominees in Proposal 1.

			For	Against	Abstain			For	Against	Abstain
1.	ELECTION OF DIRECTORS

	01)	B. Thomas Golisano	☐	☐	☐	05)	Pamela A. Joseph	☐	☐	☐

	02)	David J. S. Flaschen	☐	☐	☐	06)	Jonathan J. Judge	☐	☐	☐

	03)	Phillip Horsley	☐	☐	☐	07)	Joseph M. Tucci	☐	☐	☐

	04)	Grant M. Inman	☐	☐	☐
THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED “FOR” PROPOSAL 1. SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE UNDERSIGNED UNDER THE ESOP STOCK FUND WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED, OR IF THE CARD IS NOT RECEIVED BY SEPTEMBER 29, 2006, THE SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE PARTICIPANT WILL BE VOTED BY THE ESOP STOCK FUND TRUSTEE IN THE SAME PROPORTION AS ESOP SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED.

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐	Please sign exactly as your name appears on this proxy. If the shares are issued in the name of two or more persons, all such persons must sign the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

PAYCHEX®
August 31, 2006
Dear Paychex Stockholder:
The Board of Directors cordially invites you to attend our Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, October 5, 2006 at 10:00 a.m. at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York.
The accompanying booklet includes the formal Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement tells you about the agenda items and the procedures for the Annual Meeting. It also provides certain information about the Company, its Board of Directors, and its officers.
It is important that these shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote. You may vote by Internet, telephone, written proxy, or written ballot at the Annual Meeting. We encourage you to use the Internet because it is the most cost-effective way to vote. If you elected to electronically access the Proxy Statement and Annual Report, you will not be receiving a proxy card and must vote via the Internet. Additionally, we encourage stockholder participation in the householding program. We believe participation will benefit both our stockholders and Paychex. Not only will it reduce the volume of duplicate information that is received in a stockholder’s household, but it will also reduce our printing and mailing costs.
We hope you will be able to attend the Annual Meeting and would like to take this opportunity to remind you that your vote is important. If you need special assistance at the Annual Meeting, please contact the Secretary of the Company at (585) 385-6666, or write to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Corporate Secretary.
Sincerely,
Jonathan J. Judge
President and
Chief Executive Officer

PAYCHEX®
Proxy Solicited on Behalf of the Board of Directors
of Paychex, Inc. for the Annual Meeting, October 5, 2006
PROXY
The undersigned hereby appoints JONATHAN J. JUDGE and JOHN M. MORPHY, or either one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders to be held on October 5, 2006 (“Annual Meeting”), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present to vote all shares of stock which the undersigned may be entitled to vote at said Annual Meeting. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.
If shares of Paychex, Inc. Common Stock are issued to or held for the account of the undersigned under the Paychex Employee Stock Ownership Plan (“ESOP”) Stock Fund, then the undersigned hereby directs the fiduciary of the ESOP Stock Fund to vote all shares of Paychex, Inc. Common Stock in the undersigned’s name and/or account under such Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournment thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matter set forth on the reverse side.